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                                 EXHIBIT 8.1.2.


MORGAN BEAUMONT ANNOUNCES FISCAL 2005 FOURTH QUARTER AND YEAR END EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE


BRADENTON, FLORIDA - DECEMBER 1, 2005 - Morgan Beaumont, Inc. (OTC.BB: MBEU), a premier technology solution provider to the Stored Value and Prepaid Card market and owner of the SIRE NetworkTM, today announced plans to release fiscal 2005 fourth quarter and year end results on Tuesday, December 13, 2005 at 4:00 p.m. eastern time. In conjunction with the release, Morgan Beaumont has scheduled a conference call, which will be broadcast live over the Internet, for Tuesday, December 13, 2005 at 5:30 p.m. eastern time.

What:             Morgan Beaumont 2005 Fourth Quarter and Year End Earnings
                  Conference Call

When:             Tuesday, December 13, 2005 - 5:30 p.m. eastern time

How: Live via phone by dialing 706-643-3907 and asking for the Morgan Beaumont call at least 10 minutes prior to the start time, or live over the Internet by logging on to the web at the address below

Where:            http://www.morganbeaumont.com

A telephonic replay of the conference call will be available through December 20, 2005 and may be accessed by calling 706-645-9291 using passcode 3032384. A web cast archive will also be available at http://www.morganbeaumont.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Donna Washburn at DRG&E at 713-529-6600 or email dmw@drg-e.com.

Morgan Beaumont, Inc. is a Technology Solutions Company located in Bradenton, Florida, and is one of the premier providers of Stored Value and Prepaid Card Solutions in the United States. The company has developed the SIRE NetworkTM, a secure, reliable, point of sale (POS) and PC based software platform that connects retail merchants with multiple Stored Value/Prepaid Card Processors and Issuing Banks, in addition to private transaction networks and IVR and CRM technology. The company owns and operates the SIRE Network as a standardized, national network of Stored Value and Prepaid Card cash load stations located throughout the United States. Morgan Beaumont is a MasterCard Third Party Processor Member Service Provider (TPP MSP) and a Visa Independent Sales Organization (ISO). To learn more about Morgan Beaumont, please visit http://www.morganbeaumont.com.

     Contacts: Erik Jensen, President              Ken Dennard, Managing Partner
               Morgan Beaumont, Inc.               ksdennard@drg-e.com
               941-753-2875                        DRG&E / 713-529-6600

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